Exhibit 10.3

AMENDED AND RESTATED

REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT

BY AND AMONG

CEREVEL THERAPEUTICS HOLDINGS, INC.

AND

THE STOCKHOLDERS PARTY HERETO

DATED AS OF OCTOBER 27, 2020

TABLE OF CONTENTS

Article I EFFECTIVENESS		2

1.1.	Effectiveness	2

Article II DEFINITIONS		2

2.1.	Definitions	2
2.2.	Other Interpretive Provisions	8

Article III REGISTRATION RIGHTS		9

3.1.	Demand Registration	9
3.2.	Shelf Registration	11
3.3.	Piggyback Registration	14
3.4.	Lock-Up Agreements	15
3.5.	Registration Procedures	17
3.6.	Underwritten Offerings	22
3.7.	No Inconsistent Agreements; Additional Rights	23
3.8.	Registration Expenses	23
3.9.	Indemnification	24
3.10.	Rules 144 and 144A and Regulation S	27
3.11.	Existing Registration Statements	27

Article IV SHAREHOLDER RIGHTS AND RELATED PROVISIONS		28

4.1.	Board of Directors	28
4.2.	Board Committees	29
4.3.	Board Observer Rights	30
4.4.	Director Expenses	30
4.5.	Preemptive Rights	30
4.6.	Directors’ and Officers’ Insurance	33
4.7.	Confidentiality	34
4.8.	Other Business Opportunities	35
4.9.	Other Business Activities of Sponsor Investors	35

Article V MISCELLANEOUS		36

5.1.	Authority; Effect	36
5.2.	Notices	36
5.3.	Termination and Effect of Termination	37

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5.4.	Permitted Transferees	37
5.5.	Remedies	38
5.6.	Amendments	38
5.7.	Governing Law	38
5.8.	Consent to Jurisdiction; Venue; Service	38
5.9.	WAIVER OF JURY TRIAL	39
5.10.	Merger; Binding Effect, Etc.	39
5.11.	Counterparts	39
5.12.	Severability	39
5.13.	No Recourse	40

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This AMENDED AND RESTATED REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of October 27, 2020 is made by and among:

i. Cerevel Therapeutics Holdings, Inc. (f/k/a “ARYA Sciences Acquisition Corp II”), a Delaware corporation (the “Company”);

ii. each Person executing this Agreement and listed as a “Sponsor Investor” on Schedule A hereto (collectively, together with their Permitted Transferees that become party hereto, the “Sponsor Investors”); and

iii. each Person executing this Agreement and listed as an “Individual Investor” on Schedule B hereto (collectively, together with their Permitted Transferees that become party hereto, the “Individual Investors”, and collectively with the Sponsor Investors, the “Investors”).

RECITALS

WHEREAS, the Company, ARYA Sciences Holdings II, a Cayman Islands exempted limited company (the “ARYA Sponsor”), Jake Bauer, Chad Robins and Todd Wider are parties to that certain Registration and Shareholder Rights Agreement, dated as of June 9, 2020 (the “Prior Agreement”);

WHEREAS, the Company, Cassidy Merger Sub and Cerevel Therapeutics, Inc., a Delaware corporation (“Cerevel Therapeutics”) have consummated the transactions contemplated by that certain Business Combination Agreement, dated as of July 29, 2020 (as amended, modified and/or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, Cassidy Merger Sub merged with and into Cerevel Therapeutics, with Cerevel Therapeutics as the surviving company in the merger and, after giving effect to such merger, became a wholly-owned subsidiary of the Company;

WHEREAS, the Bain PIPE Investor, the Company and Cerevel Therapeutics have entered into that certain Bain Subscription Agreement pursuant to which, among other things, the Bain PIPE Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Bain PIPE Investor, the number of ARYA Shares provided for in the Bain Subscription Agreement in exchange for the purchase price set forth therein, on the terms and subject to the conditions set forth therein;

WHEREAS, the Perceptive PIPE Investor and the Pfizer PIPE Investor have entered into those certain Other Investor Subscription Agreements, pursuant to which, among other things, the Perceptive PIPE Investor and the Pfizer PIPE Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Perceptive PIPE Investor and the Pfizer PIPE Investor, the number of ARYA Shares set forth in the applicable Other Investor Subscription Agreement in exchange for the purchase price set forth therein, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and the other parties hereto desire to amend and restate the Prior Agreement in its entirety and to enter into this Agreement and, as applicable, to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, the Company and the other parties to this Agreement hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto further agree as follows:

ARTICLE I

EFFECTIVENESS

1.1. Effectiveness. This Agreement shall become effective upon the Closing.

ARTICLE II

DEFINITIONS

2.1. Definitions. Capitalized terms used but not otherwise defined in this Section 2.1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, (i) with respect to any specified Person that is not a natural person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and (b) any corporation, trust, limited liability company, general or limited partnership or other entity advised or managed by, or under common control or management with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) with respect to any natural person, any Member of the Immediate Family of such natural person, or any Person that is, directly or indirectly, controlled by such specified natural person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Investor; provided further that Bain Capital Fund XII, L.P., Bain Capital Life Sciences Fund, L.P. and their respective Affiliates shall be deemed to be Affiliates of the Bain Post-Closing Shareholder, and the ARYA Sponsor shall be deemed to be an Affiliate of the Perceptive PIPE Investor.

“Agreement” shall have the meaning set forth in the preamble.

“Bain Director” shall have the meaning set forth in Section 4.1.1.1.

“Bain PIPE Investor” means BC Perception Holdings, LP, a Delaware limited partnership.

“Bain Post-Closing Shareholder” means the Bain PIPE Investor.

“Board” shall have the meaning set forth in Section 4.1.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

“Business Combination Agreement” shall have the meaning set forth in the preamble.

“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Cerevel Therapeutics” shall have the meaning set forth in the preamble.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware.

“Charitable Gifting Event” means any Transfer by a holder of Registrable Securities, or any subsequent Transfer by such holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any Underwritten Public Offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company Indemnitees” shall have the meaning set forth in Section 3.9.5.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Demand Notice” shall have the meaning set forth in Section 3.1.3.

“Demand Registration” shall have the meaning set forth in Section 3.1.1.1.

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1.1.

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1.3.

“Demand Suspension” shall have the meaning set forth in Section 3.1.6.

“Director” shall have the meaning set forth in Section 4.1.1.

“Electing Post-Closing Shareholder” shall have the meaning set forth in Section 4.5.2.

“Equivalent Shares” means, at any date of determination, (i) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (ii) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the date of determination be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined) but excluding any shares of restricted stock or Options that are not then vested or will not become vested on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“External Party” shall have the meaning set forth in Section 4.8.

“FINRA” means the Financial Industry Regulatory Authority.

“Fund Indemnitor” shall have the meaning set forth in Section 4.6.

“Holders” means, as of any determination time, Investors who hold Registrable Securities under this Agreement.

“Individual Investor” shall have the meaning set forth in the preamble.

“Individual Investor Shares” means all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Individual Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities.

“Individual Holders” means, as of any determination time, Individual Investors who hold Registrable Securities under this Agreement.

“Investor” shall have the meaning set forth in the preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“License Agreement” means that certain License Agreement, dated as of August 13, 2018, by and between Pfizer Inc. and Perception OpCo, LLC (now, Cerevel Therapeutics, LLC), as amended, modified and/or supplemented from time to time.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Majority Sponsor Investors” means, as of any date, the holders holding a majority of the Sponsor Investor Shares outstanding on such date.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (i) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (ii) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (i) as beneficiaries.

“NASDAQ” means the Nasdaq Capital Market.

“New Securities” means any capital stock of the Company, including the Common Stock, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Company; provided, that the term “New Securities” does not include (i) capital stock or rights, options or warrants to acquire capital stock of the Company, including stock options, restricted stock units or restricted stock awards, issued to existing or prospective employees, consultants, officers or directors of the Company or any subsidiary, or which have been reserved for issuance, pursuant to equity incentive, employee stock option, employee stock purchase, stock bonus, inducement grant or other similar compensation plan or arrangement approved by the Board or, if applicable, a duly authorized committee thereof, (ii) securities of the Company issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification, recapitalization or reorganization of the Company, so long as such transaction is effected pro rata among holders of such securities, (iii) securities of the Company issued upon the exercise of warrants that are outstanding as of the date of this Agreement, (iv) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act and (v) securities of the Company issued in connection with a bona fide joint venture, collaboration, licensing, development, marketing, distribution or similar commercial agreement, any merger or acquisition of the business, securities or assets of another Person or any credit or loan agreement or arrangement, in each case, with an unaffiliated third party pursuant to an arm’s length transaction other than for cash that is approved by the Board or, if applicable, a duly authorized committee thereof.

“Non-Underwritten Offering” means any Public Offering other than an Underwritten Public Offering.

“Notice of Issuance” shall have meaning set forth in Section 4.5.2.

“Options” means any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Outside Director” shall have the meaning set forth in Section 4.1.1.3.

“Participation Conditions” shall have the meaning set forth in Section 3.2.5.2.

“Perceptive PIPE Investor” means Perceptive Life Sciences Master Fund Ltd.

“Perceptive Post-Closing Shareholders” means ARYA Sciences Holdings II and the Perceptive PIPE Investor.

“Permitted Transferee” means any Affiliate of an Investor.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Pfizer Director” shall have the meaning set forth in Section 4.1.1.2.

“Pfizer PIPE Investor” means Pfizer, Inc., a Delaware corporation.

“Pfizer Post-Closing Shareholder” means the Pfizer PIPE Investor.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“PIPE Registration Statement” means the Registration Statement required to be filed by the Company pursuant to the terms of the Other Investor Subscription Agreements.

“Potential Takedown Participant” shall have the meaning set forth in Section 3.2.5.2.

“Preemptive Proportion” shall have the meaning set forth in Section 4.5.1.

“Preemptive Right Termination Date” shall have the meaning set forth in Section 4.5.6.

“Prior Agreement” shall have the meaning set forth in the preamble.

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) all shares of Common Stock that are not then subject to forfeiture to the Company, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company, (iii) all Warrants and (iv) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) such securities shall have been Transferred pursuant to Rule 144 or (z) such securities shall have ceased to be outstanding.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means all Sponsor Investor Shares and Individual Investor Shares.

“Shelf Period” shall have the meaning set forth in Section 3.2.3.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Registration Notice” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Suspension” shall have the meaning set forth in Section 3.2.4.

“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2.5.2.

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.5.1.

“Sponsor Holders” means, as of any determination time, Sponsor Investors who hold Registrable Securities under this Agreement.

“Sponsor Investor” shall have the meaning set forth in the preamble.

“Sponsor Investor Shares” means all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Sponsor Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities.

“Strategic Investor” shall have the meaning set forth in Section 4.9.

“Transaction Agreements” shall have the meaning set forth in Section 4.9.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

2.2. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1. Demand Registration.

3.1.1. Request for Demand Registration.

3.1.1.1. At any time after the Closing Date, any Sponsor Holder shall have the right to make one or more written requests from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Sponsor Holder. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

3.1.1.2. Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof including pursuant to an Underwritten Public Offering.

3.1.1.3. Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

3.1.2. Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).

3.1.3. Demand Notice. Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to all other Sponsor Holders and the Demand Notice shall offer each such Sponsor Holder the opportunity to include in the Demand Registration that number of Registrable Securities as each such Sponsor Holder may request in writing. Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered.

3.1.4. Demand Withdrawal. Any Sponsor Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1.1 or Section 3.1.3 may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect with respect to all of the Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

3.1.5. Effective Registration. The Company shall use reasonable best efforts to cause the applicable Demand Registration Statement to become effective promptly after receipt of a Demand Registration Request and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

3.1.6. Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Sponsor Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than one (1) time during any twelve (12)-month period or for a total period of greater than sixty (60) days; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60)-day period, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered. In the case of a Demand Suspension, the Sponsor Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Sponsor Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Sponsor Holders such numbers of copies of the Prospectus as so amended or supplemented as the Sponsor Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand

Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsor Holders holding a majority of Registrable Securities that are included in such Demand Registration Statement.

3.1.7. Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, in the case of any Demand Registration, (x) first, allocated to each Sponsor Holder that has requested to participate in such Demand Registration an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Sponsor Holder, and (ii) a number of such shares equal to such Sponsor Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

3.2. Shelf Registration.

3.2.1. Request for Shelf Registration.

3.2.1.1. At any time after the Closing Date, upon the written request of any Sponsor Holder from time to time (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Sponsor Holders thereof from time to time providing for any method or combination of methods of distribution legally available to any Sponsor Holder, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.” The Perceptive Post-Closing Shareholders shall be deemed to have given a Shelf Registration Request as of the date of this Agreement with respect to all of their Registrable Securities, and the Company may satisfy this Shelf Registration Request by including such Registrable Securities on the PIPE Registration Statement; provided, however, that the inclusion of such Registrable Securities on the PIPE Registration Statement shall not relieve the Company of any of its other obligations with respect to such Registrable Securities pursuant to this Section 3.2 or otherwise; provided, further, that the Company shall not be required to deliver a Shelf Registration Notice to any other Holder as a result of such Shelf Registration Request. Notwithstanding anything to the contrary set forth herein, the Individual Holders shall be entitled to include the Registrable Securities held by them at Closing in the Shelf Registration Statement filed by the Company in connection with the PIPE Financing (and shall be deemed to have given notice of such a request as of the date of this Agreement with respect to all of their Registrable Securities), or, if such Shelf Registration Statement is not then effective, in any other Shelf Registration Statement filed by the Company following a Shelf Registration Request made by the Perceptive Post-Closing Shareholders, including the Shelf Registration Request deemed to have been given pursuant to the preceding sentence, in each case, in order to facilitate Non-Underwritten Offerings.

3.2.1.2. If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities to be sold by unspecified Holders. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to any Sponsor Holder the information necessary to determine the Company’s status as a WKSI upon such Sponsor Holder’s request.

3.2.2. Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Sponsor Holders, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Sponsor Holder the opportunity to include in the Shelf Registration that number of Registrable Securities as each such Sponsor Holder may request in writing. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered.

3.2.3. Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Sponsor Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Sponsor Holder holds Registrable Securities (such period of continuous effectiveness, the “Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Sponsor Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

3.2.4. Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Sponsor Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one (1) time during any twelve (12)-month period or for a total period of greater than sixty (60) days. In the case of a Shelf Suspension, the Sponsor Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Sponsor Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Sponsor Holders such numbers of copies of the Prospectus as so amended or supplemented as the Sponsor Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsor Holders holding a majority of Registrable Securities that are included in such Shelf Registration Statement.

3.2.5. Shelf Takedown.

3.2.5.1. At any time the Company has an effective Shelf Registration Statement with respect to a Sponsor Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Sponsor Holder may make a written request (a “Shelf Takedown Request” and such Sponsor Holder, the “Requesting Holder”) to the Company to effect a Public Offering, including pursuant to an Underwritten Shelf Takedown, of all or a portion of such Sponsor Holder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

3.2.5.2. Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Sponsor Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Sponsor Holders if such Registration Statement is undesignated (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate, as specified in such Potential Takedown Participant’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the Requesting Holder.

3.2.5.3. The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).

3.2.6. Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown, or the Requesting Holder of a proposed “block trade” conducted as an Underwritten Shelf Takedown, in each case pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Sponsor Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Sponsor Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters (or Requesting Holder, as the case may be) can be sold without having such adverse effect.

3.3. Piggyback Registration.

3.3.1. Participation. At any time after the Closing Date, if the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form S-4 or Form S-8 or any successor form to such forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Sponsor Holders, and such Piggyback Notice shall offer the Sponsor Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Sponsor Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within three (3) Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (y) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw, prior to the applicable Registration Statement becoming effective or, in connection with an Underwritten Shelf Takedown, the execution of the related underwriting agreement.

3.3.2. Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Securities requested to be sold by such Holder, and (y) a number of such shares equal to such Holder’s Pro Rata Portion; (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

3.3.3. No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

3.4. Lock-Up Agreements.

3.4.1. Each Investor agrees that such Investor shall not Transfer any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Shares (including new Shares issued in connection with the transactions contemplated by the Business Combination Agreement) for one hundred eighty (180)-days following the Closing Date (the “Lock-up Period”). The foregoing restriction is expressly agreed to preclude each Investor during such one hundred eighty (180)-day period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during such one hundred eighty (180)-

day period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Investor’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The foregoing notwithstanding, (x) each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell Shares pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the Transfer of Shares during the Lock-up Period and (y) to the extent any Sponsor Investor is granted a release or waiver from the restrictions contained in this Section 3.4.1 prior to the expiration of the Lock-Up Period, then all Sponsor Investors shall be automatically granted a release or waiver from the restrictions contained in this Section 3.4.1 to the same extent, on substantially the same terms as and on a pro rata basis with, the Sponsor Investor to which such release or waiver is granted. The foregoing restrictions shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) by will or intestate succession upon the death of an Investor; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (v) pro rata to the partners, members or shareholders of a Sponsor Investor upon its liquidation or dissolution; or (vi) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Common Stock for cash, securities or other property; provided that in the case of (i), (iii) or (v), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the transfer restrictions set forth in this Section 3.4.1. This Section 3.4.1 shall constitute an amendment and restatement of sections 5(a) and (c) of that certain letter agreement, dated as of June 4, 2020, by and among the ARYA Sponsor, the Company and each Individual Investor, in their entirety.

3.4.2. Each Sponsor Investor also agrees, and the Company agrees and shall cause each director and officer of the Company to agree, that, in connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such applicable person or entity’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such person or entity or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days). The terms of such lock-up agreements shall be negotiated among the applicable Sponsor Investors requested to enter into lock-up agreements in accordance with the immediately preceding sentence, the Company and the underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein, including that such restrictions on the applicable Sponsor Investors shall be conditioned upon all officers and directors of the Company, as well as all Sponsor Investors, being subject to the same restrictions; provided, that, to the extent any Sponsor Investor is granted a release or waiver from the restrictions contained in this Section 3.4.2 and in such Sponsor Investor’s lock-up agreement prior to the expiration of the period set forth in such Sponsor Investor’s lock-up agreement, then all Sponsor Investors shall be automatically granted a release or waiver from the restrictions contained in this Section 3.4.1 and the applicable lock-up agreements to which they are party to the same extent, on substantially the same terms as and on a pro rata basis with, the Sponsor Investor to which such release or waiver is granted. The provisions of this Section 3.4.2 shall not apply to any Sponsor Investor that holds less than one percent (1%) of then total issued and outstanding Common Stock.

3.5. Registration Procedures.

3.5.1. Requirements. In connection with the Company’s obligations under Sections 3.1 through 3.4, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

3.5.1.1. As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders, in such capacity, or the underwriters, if any, shall reasonably object;

3.5.1.2. prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

3.5.1.3. notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed; (ii) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes; (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

3.5.1.4. promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

3.5.1.5. to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

3.5.1.6. use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

3.5.1.7. promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

3.5.1.8. furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

3.5.1.9. deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

3.5.1.10. on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

3.5.1.11. cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

3.5.1.12. use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

3.5.1.13. make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

3.5.1.14. enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

3.5.1.15. obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

3.5.1.16. in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

3.5.1.17. cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

3.5.1.18. use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

3.5.1.19. provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

3.5.1.20. use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

3.5.1.21. make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Holders holding a majority of Registrable Securities being sold, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

3.5.1.22. in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

3.5.1.23. take no direct or indirect action prohibited by Regulation M under the Exchange Act;

3.5.1.24. take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

3.5.1.25. cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Public Offering if it so elects; and

3.5.1.26. take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

3.5.2. Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company customary information regarding such holder and the ownership and distribution of its Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

3.5.3. Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1.4, such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1.4, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1.4 or is advised in writing by the Company that the use of the Prospectus may be resumed.

3.6. Underwritten Offerings.

3.6.1. Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Sponsor Holders holding a majority of Registrable Securities being sold and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9 of this Agreement. The Sponsor Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Sponsor Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Sponsor Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Sponsor Holder, such Sponsor Holder’s title to the Registrable Securities, such Sponsor Holder’s intended method of distribution and any other representations to be made by the Sponsor Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Sponsor Holder under such agreement shall not exceed such Sponsor Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

3.6.2. Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Sponsor Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to a customary underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

3.6.3. Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Sponsor Holders holding a majority of Registrable Securities being sold in such offering; provided that such underwriter or underwriters shall be reasonably acceptable to the Company. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such underwriter or underwriters shall be reasonably acceptable to the Sponsor Holders holding a majority of Registrable Securities being sold in such offering. In the case of an Underwritten Public Offering under Sections 3.1, 3.2 or 3.3, each participating Sponsor Holder shall be entitled to select its counsel, including, without limitation, any additional local counsel necessary to deliver any required legal opinions.

3.6.4. Non-Underwritten Offerings. Notwithstanding anything herein to the contrary and subject to applicable law, regulation and NASDAQ rules, any Non-Underwritten Offering shall be conducted in accordance with the Company’s insider trading policy to the extent that such selling stockholder is then subject to such policy.

3.7. No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without the approval of the Sponsor Holders holding a majority of the Registrable Securities then outstanding (voting together as a single class on an as-converted basis), neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement. Notwithstanding the foregoing, the Company has entered into Subscription Agreements providing for the PIPE Financing and entry into such agreements shall not constitute a breach of the representations and warranties and covenants set forth in this Section 3.7.

3.8. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all reasonable fees and disbursements of legal counsel for each selling Sponsor Holder, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Sponsor Holder or its Permitted Transferees in connection with a Public Offering, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Sponsor Holders and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

3.9. Indemnification.

3.9.1. Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such Registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

3.9.2. Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

3.9.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (d) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

3.9.4. Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, it being understood and agreed that, with respect to each selling Holder, such information will be limited to such Holder’s Selling Stockholder Information. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

3.9.5. Indemnification Priority. The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to Section 3.9.1 (each, a “Company Indemnitee” and collectively, the “Company Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.

3.10. Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

3.11. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE IV

SHAREHOLDER RIGHTS AND RELATED PROVISIONS

4.1. Board of Directors. Each of the Bain Post-Closing Shareholder and the Pfizer Post-Closing Shareholder hereby agrees to cast all votes to which such Sponsor Holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise (including by amending the Certificate or Bylaws), such that the board of directors of the Company (the “Board”) shall be constituted as set forth in this Section 4.1:

4.1.1. Subject to this Section 4.1 and the Certificate, the only individuals entitled to be nominated by the Board to be elected or appointed as members of the Board (the “Directors”) shall be:

4.1.1.1. for so long as the Bain Post-Closing Shareholder holds at least fifty percent (50%) of the Equivalent Shares held by it as of the Closing, then four (4) Directors nominated by the Bain Post-Closing Shareholder, or for so long as the Bain Post-Closing Shareholder holds less than fifty percent (50%) but at least thirty-five percent (35%) of the Equivalent Shares held by it as of the Closing, then three (3) Directors nominated by the Bain Post-Closing Shareholder, or for so long as the Bain Post-Closing Shareholder holds less than thirty-five percent (35%) but at least twenty percent (20%) of the Equivalent Shares held by it as of the Closing, then two (2) Directors nominated by the Bain Post-Closing Shareholder, or for so long as the Bain Post-Closing Shareholder holds less than twenty percent (20%) but at least five percent (5%) of the Equivalent Shares held by it as of the Closing, then one (1) Director nominated by the Bain Post-Closing Shareholder (the “Bain Directors”) and who shall initially be Chris Gordon, Adam Koppel, Gabrielle Sulzberger and one (1) Director to be nominated by the Bain Post-Closing Shareholder after the Closing;

4.1.1.2. for so long as the Pfizer Post-Closing Shareholder holds at least fifty percent (50%) of the Equivalent Shares held by it as of the Closing, then two (2) Directors nominated by the Pfizer Post-Closing Shareholder, or for so long as the Pfizer Post-Closing Shareholder holds less than fifty percent (50%) but at least twenty percent (20%) of the Equivalent Shares held by it as of the Closing, then one (1) Director nominated by the Pfizer Post-Closing Shareholder (the “Pfizer Directors”) and who shall initially be Douglas Giordano and Morris Birnbaum;

4.1.1.3. for so long as the Bain Post-Closing Shareholder holds at least sixty percent (60%) of the Equivalent Shares held by it as of the Closing, then two (2) Directors nominated by the Bain Post-Closing Shareholder who are neither an employee of the Bain Post-Closing Shareholder or any of its Affiliates or an employee of the Company or any of its subsidiaries, subject to the prior written consent of the Pfizer Post-Closing Shareholder, not to be unreasonably withheld, conditioned or delayed (the “Outside Directors”) and who shall initially be Marijn Dekkers and Norbert Riedel ; and

4.1.1.4. the person serving as chief executive officer of the Company as of any given time.

4.1.2. The Board shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of up to four (4) Directors, Class II consisting of up to three (3) Directors and Class III consisting of three (3) Directors. N. Anthony Coles, Morris Birnbaum and Christopher Gordon shall constitute the initial members of Class I (with one (1) additional Director to be named prior to December 15, 2020 pursuant to Section 5.16(b) of the Business Combination Agreement) and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2021; Douglas Giordano and Adam Koppel (with one additional Director to be nominated after the Closing by the Bain Post-Closing Shareholder) shall constitute the initial members of Class II and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; and Marijn Dekkers, Norbert Riedel and Gabrielle Sulzberger shall constitute the initial members of Class III and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders held in 2023.

4.1.3. If the Bain Post-Closing Shareholder or the Pfizer Post-Closing Shareholder cease to be entitled to nominate any Bain Directors or Pfizer Directors, as applicable, in accordance with Section 4.1.1, or to the extent the number of Director positions on the Board at any time otherwise exceeds those entitled to be nominated pursuant to Section 4.1.1, then such Directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock. All Directors shall hold office, subject to their earlier death, resignation or removal in accordance with this Agreement and applicable law, until their respective successors shall have been elected and qualified.

4.1.4. All Directors elected in accordance with Section 4.1.1 shall be removed from the Board only upon the vote or written consent of the Sponsor Holder(s) that are entitled to nominate, appoint or elect such Director under Section 4.1.1. Upon any decrease in the rights of any such Sponsor Holder(s) to nominate, appoint or elect any Director pursuant to Section 4.1.1, the applicable Sponsor Holder(s) shall promptly cause the removal or resignation of an applicable number of Directors if requested by the Board. Upon any individual elected as provided in Section 4.1.1 ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Sponsor Holder(s) that were entitled to nominate, appoint or elect such individual under Section 4.1.1 shall have the right to fill any resulting vacancy in the Board; provided that such Sponsor Holder(s) still have the right to nominate, appoint or elect the applicable Director pursuant to Section 4.1.1. If the Company has reduced the size of the Board following such death, resignation or removal or other departure of such individual from the Board, then if requested by any Sponsor Holder(s) entitled to designate a Director pursuant to Section 4.1.1 who is not currently serving on the Board, the Company and the Investors shall take all actions necessary to increase the size of the Board and nominate, appoint or elect to the resulting vacancy the applicable Director entitled to be designated by such Sponsor Holder(s) pursuant to Section 4.1.1.

4.2. Board Committees. Subject to applicable law and NASDAQ rules, each of the Bain Post-Closing Shareholder and the Pfizer Post-Closing Shareholder shall have the right to have at least one (1) representative appointed to serve on each committee of the Board for so long as such Sponsor Holder has the right to nominate, appoint or elect at least one (1) Director under Section 4.1.1. For so long as more than one (1) Sponsor Holder has the right to nominate, appoint or elect at least one (1) Director under Section 4.1.1, then each of the Bain Post-Closing Shareholder and the Pfizer Post-Closing Shareholder shall have the right to have a number of representatives on each committee of the Board that is proportional to the number of Directors that such Sponsor Holder then has the right to so nominate, appoint or elect, rounded up to the next whole Director.

4.3. Board Observer Rights. For so long as the Pfizer Post-Closing Shareholder holds at least twenty percent (20%) of the Equivalent Shares held by it as of the Closing, the Pfizer Post-Closing Shareholder shall have the right to designate one (1) natural person reasonably acceptable to the Company to attend each regularly scheduled, special and other meeting (including telephonic meetings) of the Board and any committees thereof as a non-voting observer (in such capacity, a “Non-Voting Observer”); provided, that the Non-Voting Observer shall enter into a customary confidentiality agreement with the Company on terms reasonably acceptable to the Company, which shall be no less favorable to the Company than the confidentiality provisions applicable to the Pfizer Post-Closing Shareholder under Section 4.7. Notice of the time and place of each such meeting shall be given to the Non-Voting Observer in the same manner and at the same time as notice is given to the Directors. The Non-Voting Observer shall be given copies of all notices, reports, minutes, consents and other documents and materials at the time and in the manner as are provided to the Board or the applicable committee thereof. Notwithstanding the foregoing, the Non-Voting Observer may be excluded from access to the portion of any meeting of the Board or any committee thereof or the portion of material relating thereto if the Board or such committee reasonably determines in good faith that such access would be reasonably likely to (a) prevent the members of the Board or such committee from engaging in attorney-client privileged communication with counsel, or (b) result in a material conflict of interest with the Company or one or more of its subsidiaries, so long as, in each case, the Company promptly notifies the Non-Voting Observer of such determination and provides the Non-Voting Observer a general description of the information or materials that have been withheld to the extent that providing such description does not jeopardize the attorney-client privilege to be preserved or result in the material conflict to be avoided (it being understood and agreed that the Company will take, and will cause its subsidiaries to take, reasonable steps to minimize any such exclusions).

4.4. Director Expenses. The Company shall pay the reasonable out-of-pocket costs and expenses incurred by the Directors and the Non-Voting Observer, as applicable, in connection with (a) attending the meetings of the Board and all committees thereof, and (b) attending the meetings of any board of directors or similar governing body of any subsidiary of the Company and all committees thereof.

4.5. Preemptive Rights.

4.5.1. Rights to Purchase New Securities. At any time after the Closing Date, in the event that the Company proposes to issue New Securities, each of the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders shall have the right to purchase, in lieu of the Person to whom the Company proposed to issue such New Securities, in accordance with Section 4.5.2 below, a number of New Securities equal to the product of (i) the aggregate number or amount of New Securities which the Company proposes to issue at such time and (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders, as applicable, and the denominator of which is the aggregate number of shares of Common Stock then outstanding (the applicable fraction referred to in clause (ii), the “Preemptive Proportion”).

4.5.2. Subject to the provisions of Section 4.5.3, in the event that the Company proposes to undertake an issuance of New Securities, it shall provide written notice (a “Notice of Issuance”) of such intention to the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders indicating the exact price per New Security, the exact number of New Securities to be issued by the Company and describing the material terms of the New Securities and the material terms and conditions upon which the Company proposes to issue such New Securities. Each of the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders shall have five (5) Business Days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of applicable Preemptive Proportion of New Securities (as determined pursuant to Section 4.5.1 above), during which time such offer to purchase shall remain open and irrevocable, for the consideration and upon the terms and conditions specified in the Notice of Issuance by providing written notice to the Company and stating therein the quantity of New Securities to be purchased by the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders, as applicable. If any of the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders exercises its or their right to purchase New Securities pursuant to this Section 4.5.2 (each, an “Electing Post-Closing Shareholder”), the purchase and sale of such New Securities shall close at the same time as the issuance of New Securities to any other purchaser(s) thereof and, subject to the preceding sentence, shall be issued on the same terms and subject to the same conditions as applicable to such other purchaser(s); provided, that (i) such terms and conditions applicable to any Electing Post-Closing Shareholder shall not include any restrictions on the transferability of such New Securities or any standstill, voting or other restriction, (ii) each Electing Post-Closing Shareholder shall not be required to make any representations and warranties except those that relate solely to such Electing Post-Closing Shareholder, and solely with respect to such Electing Post-Closing Shareholder’s organization, conflicts and consents and authority to purchase such New Securities, and (iii) each Electing Post-Closing Shareholder will not be required to undertake any indemnification obligation. The rights granted to the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders by the Company under this Section 4.5.2 shall terminate if unexercised within five (5) Business Days after receipt of the Notice of Issuance referred to in this Section 4.5.2. Notwithstanding anything to the contrary contained herein, if (a) the price or any other material term or condition upon which the Company proposes to issue such New Securities is amended (either favorably or unfavorably) by the Company following the delivery to the applicable Electing Post-Closing Shareholder of the Notice of Issuance or (b) the offering of New Securities to which a Notice of Issuance relates is not completed within sixty (60) days from the delivery of such notice to the applicable Electing Post-Closing Shareholder, such Electing Post-Closing Shareholder’s election with respect to the purchase of New Securities covered by such Notice of Issuance shall be void and such Electing Post-Closing Shareholder’s obligation to purchase the New Securities subject to such Notice of Issuance shall be released, the Company shall be obligated to deliver a new Notice of Issuance to the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders, and each of the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders shall be entitled to make a new election with respect to the purchase by it or them of New Securities covered by such Notice of Issuance within the five (5)-Business Day period from the date of delivery of the new Notice of Issuance and otherwise in accordance with the procedure specified in the second sentence of this Section 4.5.2.

4.5.3. Notwithstanding anything to the contrary contained in Section 4.5.2, if the Company proposes to issue New Securities in an Underwritten Public Offering, the Notice of Issuance may, (i) in lieu of providing the price at which the Company proposes to issue New Securities as a fixed dollar amount, provide a bona fide estimated range of prices within which the underwriter for such offering reasonably estimates the shares will be priced and (ii) in lieu of providing an exact number of New Securities to be issued by the Company in such offering, provide a bona fide estimated number the underwriter for such offering reasonably estimates will be issued in such offering, inclusive of any customary option to purchase additional shares granted to the underwriters or agents in such offering (the “Offering Size”). If the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders desires to exercise its or their rights under this Section 4.5 with respect to such Underwritten Public Offering, the applicable Electing Post-Closing Shareholder shall be required to make an election with respect to the purchase of up to a number of New Securities being offered equal to its Preemptive Proportion of the Offering Size at the public offering price no later than the date and time that the underwriting agreement related to the Underwritten Public Offering is executed and such rights shall terminate if unexercised by such date and time.

4.5.4. If an offering contemplated by Section 4.5.3 is not completed within sixty (60) days following the Notice of Issuance with respect thereto, then the Company will be required to comply again with the provisions of Sections 4.5.2 and 4.5.3 in order to avail itself of the benefits of this Section 4.5.4. In case an offering contemplated by this Section 4.5.4 is consummated, each Electing Post-Closing Shareholder shall be obligated to purchase its portion of the New Securities hereunder at the closing of such offering if and to the extent the conditions applicable to the Electing Post-Closing Shareholder’s obligations hereunder are met, and if such conditions are not met and to the extent the applicable Electing Post-Closing Shareholder exercises its rights under this Section 4.5, the applicable Electing Post-Closing Shareholder shall purchase such shares as promptly as reasonably practicable thereafter, and on the same terms and subject to the same conditions that would be applicable to the underwriters in such offering; provided, however that (i) such terms and conditions applicable to the Electing Post-Closing Shareholder shall not include any restrictions on the transferability of such New Securities or any standstill, voting or other restrictions, it being understood that all restrictions of such nature are contained in this Agreement, (ii) each Electing Post-Closing Shareholder shall not be required to make any representations and warranties except those that relate solely to such Electing Post-Closing Shareholder and solely with respect to such Electing Post-Closing Shareholder’s organization, conflicts and consents and authority to purchase such New Securities and (iii) the Electing Post-Closing Shareholder shall not be required to undertake any indemnity obligations.

4.5.5. Notwithstanding the foregoing, with respect to an Underwritten Public Offering that is consummated within one (1) year of the date of this Agreement, to the extent the offer and sale of any New Securities in such Underwritten Public Offering to the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders pursuant to this Section 4.5 would not comply with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the SEC, then the Company shall not be required to make such an offer and sale in such underwritten offering to the Bain Post-Closing

Shareholder, the Pfizer Post-Closing Shareholder or the Perceptive Post-Closing Shareholders pursuant to this Section 4.5. In such event, the Company agrees that it will cooperate with the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders and will promptly take all actions to effect the offer and sale of securities to the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders in an alternative manner that complies with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the SEC so that the intents and purposes of this Section 4.5 are effectuated, including without limitation by offering the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders securities in a private transaction that provides the Bain Post-Closing Shareholder, the Pfizer Post-Closing Shareholder and the Perceptive Post-Closing Shareholders the opportunity to maintain its or their pro rata stock ownership in the Company.

4.5.6. The provisions of this Section 4.5 shall terminate upon, (i) in the case of the Bain Post-Closing Shareholder, the earlier to occur of the seventh (7th) anniversary of the Closing Date and the date on which the Bain Post-Closing Shareholder beneficially owns less than fifty percent (50%) of the of the Equivalent Shares held by it as of the Closing (either such occurrence, a “Preemptive Right Termination Date”), (ii) in the case of the Pfizer Post-Closing Shareholder, the earlier to occur of the date on which the Pfizer Post-Closing Shareholder beneficially owns less than fifty percent (50%) of the of the Equivalent Shares held by it as of the Closing and the Preemptive Right Termination Date and, (iii) in the case of the Perceptive Post-Closing Shareholders, the earlier to occur of the date on which the Perceptive Post-Closing Shareholders beneficially own less than eighty percent (80%) of the Equivalent Shares held by them as of the Closing and the Preemptive Right Termination Date. Notwithstanding the provisions of Section 5.6 hereto, (a) the provisions of this Section 4.5 applicable to the Bain Post-Closing Shareholder may be waived in writing by the Bain Post-Closing Shareholder or amended, modified or extended by an agreement in writing signed by the Company and the Bain Post-Closing Shareholder, (b) the provisions of this Section 4.5 applicable to the Pfizer Post-Closing Shareholder may be waived in writing by the Pfizer Post-Closing Shareholder or amended, modified or extended by an agreement in writing signed by the Company and the Pfizer Post-Closing Shareholder and (c) the provisions of this Section 4.5 applicable to the Perceptive Post-Closing Shareholders may be waived in writing by the Perceptive Post-Closing Shareholders or amended, modified or extended by an agreement in writing signed by the Company and the Perceptive Post-Closing Shareholders.

4.6. Directors’ and Officers’ Insurance. The Company will purchase, within a reasonable period following the Closing, and maintain for such periods as the Board in good faith determines, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, but in any event no less than $25 million per person, on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions, which insurance shall cover such risks as are adequate and customary for the Company’s size and business, and shall be from financially sound and reputable insurance companies or associations. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, a “Covered Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Sponsor Investors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that the Company shall be the indemnitor of first resort (i.e., its obligations to a Covered Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Indemnitee shall be secondary) and (b) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 4.6 will survive any termination of this Agreement. Any Fund Indemnitor or insurer thereof not a party to this Agreement is an express third party beneficiary of this Section 4.6, and is entitled to enforce this Section 4.6 according to its terms to the same extent as if such Fund Indemnitor or insurer thereof were a party hereto.

4.7. Confidentiality. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than (x) to monitor its investment in the Company and its subsidiaries and make investment decisions with respect to the securities of the Company and (y) to engage in all uses and activities pursuant to, in connection with or contemplated by the License Agreement, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public (other than as a result of a breach of this Section 4.7 by such Investor or its Affiliates), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Investor by a third party (other than an Affiliate of such Investor) without a breach of any obligation of confidentiality such third party may have; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or engaging in all uses and activities pursuant to, in connection with or contemplated by the License Agreement, (ii) to any prospective purchaser of any Shares from such Investor in any Transfer permitted under this Agreement as long as such prospective purchaser agrees prior to such disclosure to be bound by a confidentiality agreement no less favorable to the Company than the provisions of this Section 4.7, (iii) to any Affiliate, partner, member or related investment fund of such Investor and their respective directors, employees and consultants, in each case in the ordinary course of business, (iv) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (v) as may otherwise be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (v); and provided, further, however, that the disclosing Investor shall cause any Person to whom such Investor may disclose confidential information pursuant to clauses (i) through (iii) of the first proviso of this sentence to comply with this Section 4.7 as if such Person was a party hereto; and provided, further, however, that the acts and omissions of any Person to whom such Investor may disclose confidential information pursuant to clauses (i)

through (iii) of the first proviso of this sentence will be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 4.7. Each party hereto acknowledges that the Sponsor Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 4.7 (except as set forth in the second proviso of the preceding sentence) will preclude or in any way restrict the Sponsor Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries. Notwithstanding the foregoing or anything else to the contrary in this Agreement, each party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of, and tax strategies relating to, the transactions in which such party participates pursuant to this Agreement. For this purpose, “tax structure” is limited to any facts relevant to the United States federal income tax treatment of such transactions and does not include information relating to the specific identity of the parties.

4.8. Other Business Opportunities. To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (a) any Sponsor Investor, (b) any member of the Board, Non-Voting Observer or officer of the Company who is not a full-time employee of the Company or any of its operating subsidiaries or (c) any Affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Sponsor Investor who is not a full-time employee of the Company or any of its operating subsidiaries (any such Person listed in (a), (b) or (c), an “External Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party. Each External Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company (i) will not have any duty to communicate or offer such opportunity to the Company and (ii) will not be liable to the Company or any of its subsidiaries or to the stockholders of the Company or any of its subsidiaries because such External Party pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Company.

4.9. Other Business Activities of Sponsor Investors. The Company acknowledges that certain of the Sponsor Investors and their respective Affiliates are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Subject to compliance with the express terms of this Agreement and each other agreement related to the transactions contemplated by this Agreement (collectively, the “Transaction Agreements”), the Sponsor Investors shall not be precluded or in any way restricted from investing or participating in any particular enterprise, whether or not such enterprise has products or services that compete with those of the Company. Further, the Company and each Investor acknowledges and agrees that (i) certain of the Sponsor Investors (or the Affiliates of such Sponsor Investors) (each, a “Strategic Investor”) may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services, and (ii) any employee of such Strategic Investor serving on the Board is serving in such capacity at the request, and for the benefit, of the Company. Accordingly, such Strategic Investor’s designation of any Director to the Board, the service of such Director on the Board, the role of a Non-Voting Observer in accordance with the terms hereof or the exercise by such Strategic Investor of any rights under this Agreement or any of the Transaction Agreements, shall not (subject to compliance with the express terms of this Agreement and each other Transaction Agreement) in any way preclude or restrict such Strategic Investor from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement or any other Transaction Agreement. Nothing herein or in any other Transaction Agreement shall be construed to impose on such Strategic Investor, or any Director nominated by a Strategic Investor, or Non-Voting Observer, any restriction, duty or obligation other than as expressly set forth herein or therein.

ARTICLE V

MISCELLANEOUS

5.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

5.2. Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail, provided that any e-mail must be followed by confirmation copy sent by the means provided in the following clause (iii) on the same day the e-mail is sent, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

Cerevel Therapeutics Holdings, Inc.

131 Dartmouth Street, Suite 502

Boston, MA 02116

Attention: Tony Coles

        Bryan Phillips

with a copy (which shall not constitute notice) to each of:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Stuart Cable

        Jocelyn M. Arel

        Daniel J. Espinoza

If to an Investor, to his, her or its address as set forth on Schedule A or Schedule B.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) the earlier of (a) non-automated confirmation of receipt or (b) as provided in the following clause (iii), if sent by e-mail, and (iii) one (1) Business Day after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

5.3. Termination and Effect of Termination. This Agreement may be terminated only by an agreement in writing signed by the Majority Sponsor Investors; provided, that the consent of any Sponsor Investor will be required for any termination of this Agreement which has an adverse effect on the rights, limitations or obligations of such Sponsor Investor. Notwithstanding any termination of this Agreement in accordance with the foregoing sentence, the provisions of Sections 3.8, 3.9, 3.10, 4.4 and 4.6 shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

5.4. Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 5.4.

5.5. Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

5.6. Amendments. This Agreement may not be orally amended, modified or extended, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Sponsor Investors. Each such amendment, modification, extension or waiver shall be binding upon each party hereto; provided that (a) the consent of any Sponsor Investor shall be required for any amendment, modification, extension or waiver which has an adverse effect on the rights, limitations or obligations of such Sponsor Investor and (b) any such amendment, modification, extension or waiver that by its terms would adversely affect a Holder or group of Holders in a disproportionate manner relative to the Holders generally shall require the written consent of the Holder (or a majority in interest based on Registrable Securities of such group of Holders) so affected. In addition, each party hereto may waive any right hereunder (solely as applicable to such party) by an instrument in writing signed by such party.

5.7. Governing Law. This Agreement, the rights of the parties under or in connection herewith or in connection with any of the transactions contemplated hereby, and all actions arising in whole or in part under or in connection herewith or therewith (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

5.8. Consent to Jurisdiction; Venue; Service. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware located in Wilmington, Delaware, or if (but only if) such court does not have subject matter jurisdiction, the state or federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding described in Section 5.7; (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such suit, action or proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence or maintain any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party to this Agreement hereby also (x) consents to service of process in any action described in this Section 5.8 in any manner permitted by Delaware law, (y) agrees that service of process made in accordance with clause (x) or made by overnight delivery by a nationally recognized courier service addressed to a party’s address specified pursuant to Section 5.2 shall constitute good and valid service of process in any such action and (z) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and valid service of process. Notwithstanding the foregoing in this Section 5.8, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

5.9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO THIS AGREEMENT OR ANY AND ALL ACTIONS OR PROCEEDINGS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DESCRIBED IN SECTION 5.8. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 5.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.10. Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

5.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. The parties hereto agree that execution of this Agreement by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Agreement, each party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

5.12. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

5.13. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Company:	CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ N. Anthony Coles
Name: N. Anthony Coles
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration and Shareholder Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Investors:	BC PERCEPTION HOLDINGS, LP

By:	BCPE Perception GP, LLC, its general partner

By:	/s/ Chris Gordon
Name: Chris Gordon
Title: Authorized Signatory

PFIZER INC.

By:	/s/ Doug Giordano
Name: Doug Giordano
Title: Senior Vice President, Worldwide Business Development

ARYA SCIENCES HOLDINGS II

By:	/s/ Adam Stone
Name: Adam Stone
Title: Chief Executive Officer

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James Mannix
Name: James Mannix
Title: Chief Operating Officer

[Signature Page to Amended and Restated Registration and Shareholder Rights Agreement]

TODD WIDER

/s/ Todd Wider

CHAD ROBINS

/s/ Chad Robins

JAKE BAUER

/s/ Jake Bauer

[Signature Page to Amended and Restated Registration and Shareholder Rights Agreement]

SCHEDULE A

Sponsor Investors

BC Perception Holdings, LP

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attention: Chris Gordon

       Adam Koppel

       David Hutchins

with a copy (which shall not constitute notice) to

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Michael Beauvais

       Thomas Holden

       Laura Steinke

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: Doug Giordano

       Andrew Muratore

With a copy to :

Arnold & Porter

250 West 55th Street

New York, NY 10019

Attention: Lowell Dashefsky

ARYA Sciences Holdings II

c/o ARYA Science Acquisition Corp.

51 Astor Place, 10th Floor

New York, NY 10003

Attention: Michael Altman

       Konstantin Poukalov

Perceptive Life Sciences Master Fund Ltd

c/o ARYA Science Acquisition Corp.

51 Astor Place, 10th Floor

New York, NY 10003

Attention: Michael Altman

       Konstantin Poukalov

SCHEDULE B

Individual Investors

Todd Wider

11 Woodhull Cove Lane

Old Field, NY 11733

Chad Robins

6205 SE 27th Street

Mercer Island, WA 98040

Jake Bauer

2990 Arguello Dr.

Burlingame, CA 94010